As filed with the Securities and Exchange Commission on May 4, 2018

Registration Nos. 333-213335, 333-213335-03,
333-213335-04, 333-213335-05, 333-213335-06

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY TEXAS, INC. (a Texas corporation) 10055 Grogans Mill Road The Woodlands, Texas 77380 Telephone (409) 981-2000 61-1435798
ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469649
_____________________

MARK G. OTTS, ESQ.	ALYSON M. MOUNT	JOHN T. HOOD, ESQ.
Assistant General Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner Morgan, Lewis & Bockius LLP
Entergy Services, Inc.	Entergy Corporation	101 Park Avenue
639 Loyola Avenue	639 Loyola Avenue	New York, New York 10178
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	(212) 309-6281
(504) 576-5228	(504) 576-5035
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
Entergy Corporation	✓
Entergy Arkansas, Inc.			✓
Entergy Louisiana, LLC			✓
Entergy Texas, Inc.			✓
System Energy Resources, Inc.			✓

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered Proposed maximum offering price per security Proposed maximum aggregate offering price Amount of registration fee
Entergy Corporation	(1)
Common Stock, $0.01 par value Senior Notes Junior Subordinated Debentures
Entergy Arkansas, Inc.
First Mortgage Bonds
Entergy Louisiana, LLC Collateral Trust Mortgage Bonds Entergy Louisiana, LLC
First Mortgage Bonds
Entergy Texas, Inc.
First Mortgage Bonds
System Energy Resources, Inc.
First Mortgage Bonds
(1)An indeterminate aggregate offering price of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrants are deferring payment of all of the registration fee and will pay “pay as you go registration fees.”

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL CLASSES OF SECURITIES

This Post-Effective Amendment No. 3 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-213335, 333-213335-03, 333-213335-04, 333-213335-05 and 333-213335-06) (as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 and this Post-Effective Amendment, the “Registration Statement”) initially filed on August 26, 2016, and later amended by Post-Effective Amendment No. 1 filed on February 15, 2017 and Post-Effective Amendment No. 2 filed on February 22, 2018, in each case, by Entergy Corporation, a Delaware corporation (“Entergy”), Entergy Arkansas, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“EAI”), Entergy Louisiana, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“ELL”), Entergy Texas, Inc., a Texas corporation and a wholly-owned subsidiary of Entergy (“ETI”), and System Energy Resources, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“SERI”), and immediately declared effective upon each such filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, is being filed solely to register the offering of additional classes of securities of Entergy, its common stock and junior subordinated debentures, update the prospectus of Entergy with respect to the other debt securities (“senior notes”) to be issued from time to time by Entergy and file additional exhibits to the registration statement relating thereto. No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by EAI, ELL, ETI and SERI, each of which remains a part of the Registration Statement. Accordingly, such existing prospectuses are not included in this Post-Effective Amendment.

Each offering of securities made by Entergy under the Registration Statement will be made pursuant to the prospectus filed herewith, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement. Each offering of securities made by EAI, ELL, ETI or SERI under the Registration Statement will be made pursuant to the applicable existing prospectus relating to the securities to be issued from time to time by such registrant, initially filed with the Registration Statement.

This Post-Effective Amendment is separately filed by Entergy, EAI, ELL, ETI and SERI on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference), and the information set forth in Part II of the Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant.

PROSPECTUS

ENTERGY CORPORATION

COMMON STOCK
SENIOR NOTES
JUNIOR SUBORDINATED DEBENTURES

639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-4000

We may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

This prospectus may be used to offer and sell our securities, only if accompanied by the prospectus supplement for those securities. We will provide the specific information about those offerings and the specific terms of those securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is listed on both The New York Stock Exchange and the Chicago Stock Exchange and trades under the symbol “ETR.” Unless otherwise indicated in the applicable prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of those methods or other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 23 also provides more information on this topic.

The date of this prospectus is May 4, 2018.

RISK FACTORS

Investing in the securities involves certain risks. In considering whether to purchase the securities being offered by this prospectus, you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By utilizing a “shelf” registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and selling securityholders may sell such securities owned by them from time to time. As allowed by the SEC’s rules, this prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of those securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information” in making your investment decision.

For more detailed information about the securities, you can read the exhibits to the registration statement.

ENTERGY CORPORATION

We are an integrated energy company engaged primarily in electric power production and retail distribution operations. We own and operate power plants with approximately 30,000 MW of electric generating capacity, including nearly 9,000 MW of nuclear power. We deliver electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. We currently have annual revenues of approximately $11 billion and more than 13,000 employees.

We operate primarily through two business segments: Utility and Entergy Wholesale Commodities.

•
The Utility business segment includes the generation, transmission, distribution, and sale of electric power in portions of Arkansas, Mississippi, Texas, and Louisiana, including the City of New Orleans; and operation of a small natural gas distribution business.

•
The Entergy Wholesale Commodities business segment includes the ownership, operation, and decommissioning of nuclear power plants located in the northern United States and the sale of the electric power produced by our operating plants to wholesale customers. This business also provides services to other nuclear power plant owners and owns interests in non-nuclear power plants that sell the electric power produced by those plants to wholesale customers. Our incorporated documents referenced below include discussion of the operation and planned shutdown or sale of each of the Entergy Wholesale Commodities nuclear power plants.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, therefore, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549-1004

Call the SEC at 1-800-732-0330 for more information about the public reference room and how to request documents.

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of the offerings contemplated by this prospectus:

1.	our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”);

2.	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018; and

3.	our Current Reports on Form 8-K filed March 1, 2018, and May 4, 2018.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:

Mark G. Otts
Assistant General Counsel--Corporate and Securities
Entergy Services, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113

(504) 576-5228

You may also direct your requests via e-mail to motts@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the securities in any jurisdiction where the offer or sale is not permitted.

RATIOS OF EARNINGS TO FIXED CHARGES

We have calculated our ratios of earnings to fixed charges pursuant to Item 503 of Regulation S-K of the SEC as follows:

Three Months Ended March 31,		Twelve Months Ended December 31,
2018 1.89	2017 1.47	2017 2.25	2016 -- (a)	2015 -- (b)	2014 3.07	2013 2.29

“Earnings” represent the aggregate of (1) income before the cumulative effect of an accounting change and before undistributed income of equity investees, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges, less preferred security dividend requirements of consolidated subsidiaries and capitalized interest. “Fixed charges” includes interest (whether expensed or capitalized), related amortization, estimated interest applicable to rentals charged to operating expenses, and preferred security dividend requirements of consolidated subsidiaries. We accrue interest expense related to unrecognized tax benefits in income tax expense and do not include it in fixed charges.

(a) Earnings, as defined, for the twelve months ended December 31, 2016 were $1,438.8 million less than fixed charges, as defined.

(b) Earnings, as defined, for the twelve months ended December 31, 2015 were $865.5 million less than fixed charges, as defined.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF COMMON STOCK

The following descriptions of our common stock and the relevant provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws that have been previously filed with the SEC. The following also summarizes certain applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") and that summary is qualified by reference to the DGCL.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share. As of April 30, 2018, there were 180,823,624 shares of our common stock outstanding.

Dividend Rights

We will pay dividends on our common stock as determined by our board of directors out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or distributions or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends or distributions, loans or advances.

Voting Rights

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Unless otherwise required by law, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares represented at a shareholder meeting and entitled to vote on the subject matter shall be the act of the shareholders. At a meeting for the election of directors at which a quorum is present, directors are elected by a majority of votes cast with respect to such director, provided, however, that, if the number of nominees is greater than the number of directors who will be elected, the nominees receiving a plurality of the votes cast will be elected as directors.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities.

Preemptive Rights

The holders of our common stock do not have a preemptive right to purchase shares of our common stock or securities convertible into such shares nor are they liable for future capital calls or to assessments by us.

Listing

Our common stock is listed under the “ETR” symbol on both the New York Stock Exchange and the Chicago Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, doing business as EQ Shareowner Services.

Certain Anti-Takeover Effects

General. Certain provisions of our certificate of incorporation, bylaws and the DGCL could have the effect of delaying, deferring or preventing an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our shareholders.

Our board of directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our board of directors expressly reserves the right to introduce these measures in the future.

Business Combinations. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. The restrictions on business combinations with interested stockholders contained in Section 203 do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our certificate of incorporation nor our bylaws contains a provision electing to "opt-out" of Section 203.

Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our certificate of incorporation and bylaws provide that special meetings of stockholders may only be called by: our board of directors; the Chairman of our board of directors; a majority of the members of the entire Executive Committee of the board of directors; the Chief Executive Officer; or the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

Advance Notice Requirements for Shareholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. A stockholder who wishes to bring a matter before a meeting must comply with our advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even in the case that such directors may represent less than a quorum.

DESCRIPTION OF SENIOR NOTES

The following description sets forth the general terms and provisions of the senior debt securities (the “New Senior Notes”) that we may offer by this prospectus. We will describe the particular terms of the

New Senior Notes, and provisions that vary from those described below, in one or more prospectus supplements.

We may issue the New Senior Notes from time to time in the future, in one or more series, under an Indenture (for Unsecured Debt Securities) dated as of September 1, 2010, as it has heretofore been supplemented and may be amended or supplemented from time to time (the “indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “trustee”). The indenture and a form of officer’s certificate establishing a series of New Senior Notes are each filed as exhibits to the registration statement of which this prospectus forms a part. For the purposes of this section, any reference to the “indenture” shall generally mean the indenture as supplemented by the officer’s certificate(s) relating to the New Senior Notes. All debt securities issued or to be issued under the indenture, including the New Senior Notes offered by this prospectus, are referred to herein as “senior notes.”

This section of the prospectus contains a summary of all material provisions of the indenture. The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Senior Notes or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definitions of some of the terms used in the indenture. We also include references in parentheses to some of the sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Senior Notes described in the applicable prospectus supplement or supplements. The indenture has been qualified under the Trust Indenture Act of 1939, and you should also refer to the Trust Indenture Act of 1939 for provisions that apply to the New Senior Notes.

General

The indenture permits us to issue an unlimited amount of senior notes from time to time in one or more series. All senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. This means that we may from time to time, without the consent of the existing holders of the New Senior Notes, create and issue further senior notes having the same terms and conditions as the New Senior Notes in all respects, except for issue date, price to public and, if applicable, the initial interest payment on the New Senior Notes. Additional senior notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding senior notes of such series, including, if applicable, the New Senior Notes. As of March 31, 2018, we had $1.85 billion aggregate principal amount of senior notes outstanding under the indenture, excluding $75 million of outstanding senior notes held by one of our subsidiaries.

Terms of Specific Series of the New Senior Notes

A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Senior Notes being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the New Senior Notes;

•	any limit upon the total principal amount of the New Senior Notes;

•	the dates, or the method to determine the dates, on which the principal of the New Senior Notes will be payable and how it will be paid;

•
the interest rate or rates which the New Senior Notes will bear, or how the rate or rates will be determined, the interest payment dates for the New Senior Notes and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the New Senior Notes and the duration of any such extension;

•	the percentage, if less than 100%, of the principal amount of the New Senior Notes that will be payable if the maturity of the New Senior Notes is accelerated;

•	any date or dates on which the New Senior Notes may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the New Senior Notes;

•	any additions or exceptions to the events of default under the indenture or additions or exceptions to our covenants under the indenture for the benefit of the holders of New Senior Notes;

•	any denominations other than multiples of $1,000 in which the New Senior Notes will be issued;

•
if payments on the New Senior Notes may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the New Senior Notes may be converted into or exchanged for other securities of ours or of another entity;

•	any collateral security for the New Senior Notes; and

•	any other terms of the New Senior Notes not inconsistent with the terms of the indenture.

(Indenture, Section 301.)

We may sell New Senior Notes at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Senior Notes sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Senior Notes at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Senior Notes denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Senior Notes denominated or payable in a currency or currency unit other than United States dollars.

Except as may otherwise be described in the applicable prospectus supplement, the indenture does not contain any provisions that are intended to protect holders of New Senior Notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control. The indenture does not limit the incurrence of debt by us or any of our subsidiaries.

In this section, references to “we,” “our” and “us” mean Entergy Corporation excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. The New Senior Notes are not obligations of, and will not be guaranteed by, any of our subsidiaries.

Redemption

We will set forth any terms for the redemption of New Senior Notes of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Senior Notes redeemable at the option of the holder of those New Senior Notes, New Senior Notes will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Indenture, Section 404.) Unless the New Senior Notes are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “-Book-Entry Only Securities”), if less than all of the New Senior Notes of any series or any tranche thereof are to be redeemed, the trustee will select the New Senior Notes to be redeemed. (Indenture, Section 403.)

Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, New Senior Notes will cease to bear interest on the redemption date. (Indenture, Section 405.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Senior Note for redemption. (Indenture, Section 405.) If only part of a New Senior Note is redeemed, the trustee will deliver to the holder of the New Senior Note a new New Senior Note of the same series for the remaining portion without charge. (Indenture, Section 406.)

We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Senior Notes. (Indenture, Section 404.)

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, interest on the New Senior Notes payable on each interest payment date will be paid to the person in whose name that New Senior Note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the New Senior Notes remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the New Senior Notes do not remain in book-entry only form. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Senior Note, other than at maturity, the defaulted interest may be paid to the holder of such New Senior Note as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest or in any other lawful manner permitted by any securities exchange on which that New Senior Note may be listed, if the trustee finds it practicable. (Indenture, Section 307.)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Senior Notes at maturity will be payable upon presentation of the New Senior Notes at the corporate trust office of Wells Fargo Bank, National Association, in The City of New York, as our paying agent. We may change the place of payment on New Senior Notes and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion. (Indenture, Section 602.)

As long as the New Senior Notes are registered in the name of DTC, we will pay principal, premium, if any, and interest due on New Senior Notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the beneficial owners of the New Senior Notes as described under “- Book-Entry Only Securities.”

Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Senior Notes through DTC’s book-entry system, the transfer of New Senior Notes may be registered, and New Senior Notes may be exchanged for other New Senior Notes of authorized denominations and with the same terms and principal amount, at the offices of the trustee in The City of

New York. We may change the place for registration of transfer and exchange of New Senior Notes and may designate additional places for registration and exchange. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of New Senior Notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any New Senior Notes during the 15 days before giving any notice of redemption, (b) any New Senior Note during the 15 days before an interest payment date or (c) any New Senior Note selected for redemption except the unredeemed portion of any New Senior Note being redeemed in part. (Indenture, Section 305.)

Ranking

The New Senior Notes will be our direct unsecured general obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. As of March 31, 2018, we had approximately $3.63 billion (including indebtedness due within one year) of indebtedness outstanding that would have ranked pari passu with the New Senior Notes. The indenture does not limit the amount of debt that may be issued under the indenture or the issuance of any other debt that would rank pari passu with the New Senior Notes. In addition, we issue guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts.

Our ability to meet our financial obligations under the New Senior Notes, and cash needs generally, is dependent on our operating cash flow (which, in turn, is dependent upon the earnings of our subsidiaries and the distributions of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us), our ability to access the short-term and long-term debt and equity capital markets, and our bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us, including in the form of cash dividends, loans or advances or other distributions. The New Senior Notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the New Senior Notes will be structurally subordinated to all debt, preferred securities and other liabilities of our subsidiaries, which means that creditors (including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders) and preferred security holders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the New Senior Notes would have any claims to those assets. The indenture does not limit the amount of debt or preferred securities that may be issued by our subsidiaries, whether secured or unsecured. As of March 31, 2018, our subsidiaries had approximately $14 billion of outstanding total indebtedness and preferred securities (including indebtedness due within one year).

Defeasance

Subject to certain conditions (including conditions that will be set forth in the officer’s certificate establishing a particular series of New Senior Notes), we will be discharged from our obligations in respect of the New Senior Notes if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Senior Notes. (Indenture, Section 701.)

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•
the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all outstanding senior notes, including the New Senior Notes, and under the indenture;

•
immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

(Indenture, Section 1101.)

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding senior notes. (Indenture, Section 1102.) The terms of the indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in the indenture with respect to any series of senior notes, including the New Senior Notes, means any of the following:

•
failure to pay interest on any senior note of that series for 30 days after it is due and payable, unless we have made a valid extension of the interest payment period with respect to such senior note as provided in the indenture;

•	failure to pay the principal of or any premium on any senior note of that series when due and payable;

•
failure to perform or breach of any other covenant or warranty in the indenture, other than a covenant or warranty that does not relate to that series of securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the senior notes of that series, unless the trustee, or the trustee and the holders of a principal amount of such senior notes of that series not less than the principal amount of senior notes of that series the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of senior notes of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued and written notice of the initiation of such corrective action is given to the trustee within such period;

•	events of bankruptcy, insolvency or reorganization relating to us specified in the indenture; or

•	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of senior notes.

(Indenture, Section 801.)

The trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 902.)

Remedies

Acceleration of Maturity

If an event of default applicable to the senior notes of any series but not applicable to other series of outstanding securities occurs and continues, either the trustee or the holders of a majority in aggregate principal amount of the senior notes of such series may then declare the principal amount of all senior notes of such series and interest accrued thereon to be due and payable immediately. However, under the indenture, some senior notes may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These senior notes are defined as “Discount Securities” in the indenture. If an event of default applicable to outstanding senior notes of more than one series exists, either the trustee or the holders of a majority in aggregate principal amount of all senior notes then outstanding of all such series, considered as one class, and not the holders of the senior notes of any one of such series, may declare the principal of all senior notes of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to senior notes of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such securities and interest accrued thereon shall become due and payable immediately. (Indenture, Section 802.)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Rescission of Acceleration

At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1) all overdue interest on all senior notes of the series;

(2) the principal of and premium, if any, on any senior notes of the series then outstanding, which have otherwise become due and interest thereon that is currently due;

(3) interest on overdue interest, if any, to the extent payment is lawful; and

(4) all amounts due to the trustee under the indenture; and

•
any other event of default under the indenture with respect to the senior notes of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

Control by Holders

Other than its duties in case of an event of default under the indenture, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee. However, if the event of default under the indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series, considered as one class, will have the right to give this direction and not the holders of the senior notes of any one series. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture. (Indenture, Section 812.)

Limitation on Holders’ Right to Institute Proceedings

No holder of senior notes of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the indenture;

•
the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings;

•	the trustee has failed to institute any proceeding for 60 days after notice; and

•
no direction inconsistent with such written request shall have been given to the trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an event of default shall have occurred and be continuing, considered as one class;

provided that no holder or holders of senior notes shall have any right in any manner to affect or prejudice the rights of other holders of senior notes of any series or to obtain priority over such other holders. (Indenture, Section 807.) However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Indenture, Section 808.)

We have agreed under the indenture to provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

Modification and Waiver

Without the consent of any holder of senior notes issued under the indenture, including holders of the New Senior Notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the senior notes;

•	to add additional covenants or other provisions for the benefit of the holders of all or any series of senior notes or for us to surrender any right or power under the indenture;

•	to add additional events of default under the indenture for all or any series of senior notes;

•
to change, eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:

(1) when the consent of the holders of senior notes of such series has been obtained in accordance with the indenture; or

(2) when no senior notes of the affected series remain outstanding under the indenture;

•	to provide collateral security for all but not part of the senior notes;

•	to establish the form or terms of senior notes of any series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer notes and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, securities may be surrendered for registration of transfer or exchange and notices and demands to us may be served;

•
to amend and restate the indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of senior notes of any series in any material respect; or

•
to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of senior notes of any series in any material respect.

(Indenture, Section 1201.)

The holders of a majority in aggregate principal amount of the senior notes of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding senior notes of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected. (Indenture, Section 813.)

The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of senior notes are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;

•
reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•
modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby.

(Indenture, Section 1202.)

A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not affect the rights under the indenture of the holders of the senior notes of any other series.

The indenture provides that senior notes owned by us or any other obligor or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of these senior notes. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Indenture, Section 104.)

Resignation of a Trustee

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of senior notes then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

Notices

Notices to holders of New Senior Notes will be given by mail to the addresses of such holders as they may appear in the security register for New Senior Notes. (Indenture, Section 106.)

Title

We, the trustee, and any of our agents or agents of the trustee, may treat the person in whose name New Senior Notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law

The indenture and the New Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information about the Trustee

The trustee under the indenture will be Wells Fargo Bank, National Association. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with Wells Fargo Bank, National Association in the ordinary course of our and their business. Wells Fargo Bank, National Association is a lender under our approximately $3.5 billion revolving credit facility.

Book-Entry Only Securities

Unless otherwise specified in the applicable prospectus supplement, the New Senior Notes will trade through DTC. Each series of New Senior Notes will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book‑entry registration and transfer system, the principal amount of the New Senior Notes represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.

DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book‑entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly‑owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.

Purchases of the New Senior Notes within the DTC system must be made through participants, who will receive a credit for the New Senior Notes on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased New Senior Notes. Transfers of ownership in the New Senior Notes are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their New Senior Notes of a series, except if use of the book‑entry system for the New Senior Notes of that series is discontinued.

To facilitate subsequent transfers, all New Senior Notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Senior Notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Senior Notes. DTC’s records reflect only the identity of the participants to whose accounts such New Senior Notes are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of New Senior Notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the New Senior Notes, such as redemptions, tenders, defaults and proposed amendments to the mortgage. Beneficial owners of the New Senior Notes may wish to ascertain that the nominee holding the New Senior Notes has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to DTC. If less than all of the New Senior Notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Senior Notes of such series held by each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to New Senior Notes, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Senior Notes are credited on the record date.

Payments of redemption proceeds, principal of, and interest on the New Senior Notes will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in the applicable prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the New Senior Notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the New Senior Notes.

DTC may discontinue providing its services as securities depositary with respect to the New Senior Notes at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the New Senior Notes will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book‑entry transfers through DTC (or a successor depositary) with respect to some or all of the New Senior Notes. In that event or if an event of default with respect to a series of New Senior Notes has occurred and is continuing, certificates for the New Senior Notes of such series will be printed and delivered. If certificates for such series of New Senior Notes are printed and delivered,

•	those New Senior Notes will be issued in fully registered form without coupons;

•
a holder of certificated New Senior Notes would be able to exchange those New Senior Notes, without charge, for an equal aggregate principal amount of New Senior Notes of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Senior Notes would be able to transfer those New Senior Notes without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book‑entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures, in one or more series, under an indenture, between us and the trustee specified therein. The terms of any junior subordinated indenture will be described in a prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder's account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

Plan of Distribution

Methods and Terms of Sale

We and any selling securityholder may use a variety of methods to sell the securities offered pursuant to this prospectus on a continuous or delayed basis:

1.	through one or more underwriters or dealers;

2.	directly to one or more purchasers;

3.	through one or more agents; or

4.	through a combination of any such methods of sale.

5.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to any of the securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If a dealer is used in the sale, the securities will be sold to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents

We and any selling securityholder may designate one or more agents to sell the securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly

We and any selling securityholder may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information

We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

Unless otherwise specified in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange and the Chicago Stock Exchange, the securities will not be listed on a national securities exchange.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately‑negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

We may make sales of our common stock to or through one or more underwriters, dealers or agents in “at‑the‑market” offerings, and, if we engage in such transactions, we will do so pursuant to the terms of an agreement between us and the underwriters, dealers or agents. If we engage in at‑the‑market sales pursuant to a distribution or similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

We may have agreements to indemnify agents, underwriters and dealers against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

Experts

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the 2017 Form 10-K, and the effectiveness of Entergy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legality

The legality of the securities will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters with respect to the securities will be passed on for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*

__________________

+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee for the securities covered by this registration statement.

*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.

Item 15. Indemnification of Directors and Officers.

ENTERGY CORPORATION

Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.

ENTERGY ARKANSAS, INC.

Entergy Arkansas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, Inc.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Arkansas, Inc.’s Third Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.

ENTERGY LOUISIANA, LLC

Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Louisiana, LLC’s Certificate of Formation, as amended, and Company Agreement, as amended, its directors and officers may generally be indemnified to the full extent of such laws.

ENTERGY TEXAS, INC.

Entergy Texas has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under Entergy Texas’s Certificate of Formation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.

SYSTEM ENERGY RESOURCES, INC.

System Energy Resources has insurance covering its expenditures that might arise in connection with our lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources’ directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under System Energy Resources’ Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.

Item 16. Exhibits.

See the Exhibit Index immediately preceding the signatures pages of this registration statement.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description of Exhibit
*1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities (1.01 to Form S-3 in 333-169315).
*1.02	Form of Underwriting Agreement relating to the Entergy Arkansas, Inc. first mortgage bonds (1.01 to Form S-3 in 333-159157).
*1.03	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (1.08 to Form S-3 in 333-190911-07).
*1.04	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (1.01 to Form S-3 in 333-159158).
*1.07	Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds (1.01 to Form S-3 in 333-153442).
*1.08	Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds (1.01 to Form S-3 in 333-156718).
+1.09	Form of Underwriting Agreement relating to Entergy Corporation common stock.
*4.01	Indenture of Entergy Corporation (for Unsecured Debt Securities), dated as of September 1, 2010 (4.01 to Form 8-K filed September 16, 2010 in 001-11299).
*4.02	Officer’s Certificate establishing the terms of Entergy Corporation's 5.125% Senior Notes (4.02(b) to Form 8-K filed September 16, 2010 in 1-11299).
*4.04	Officer's Certificate establishing the terms of Entergy Corporation's 4.50% Senior Notes (4(a)(7) to Form 10-K for the year ended December 31, 2013 in 1-11299).
*4.05	Officer's Certificate establishing the terms of Entergy Corporation's 4.0% Senior Notes (4.02 to Form 8-K filed July 1, 2015 in 1-11299).
*4.06	Officer's Certificate establishing the terms of Entergy Corporation's 2.95% Senior Notes (4.02 to Form 8-K filed August 19, 2016 in 1-11299).
*4.07
Mortgage and Deed of Trust of Entergy Arkansas, Inc., dated as of October 1, 1944 (7(d) in 2-5463), as amended by the following Supplemental Indentures: (7(b) in 2-7121 (First); 4(a)-7 in 2-10261 (Seventh); 2(b)-10 in 2-15767 (Tenth); 2(c) in 2-28869 (Sixteenth); 2(c) in 2-35107 (Eighteenth); 2(d) in 2-36646 (Nineteenth); 2(c) in 2-39253 (Twentieth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirtieth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirty-first); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirty-ninth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Forty-first); 4(d)(2) in 33-54298 (Forty-sixth); C-2 to Form U5S for the year ended December 31,1995 (Fifty-third); 4.06 to Form 8-K filed October 8, 2010 in 1-10764 (Sixty-ninth); 4.06 to Form 8-K filed November 12, 2010 in 1-10764 (Seventieth); 4.06 to Form 8-K filed December 13, 2012 in 1-10764 (Seventy-first); 4(e) to Form 8-K filed January 9, 2013 in 1-10764 (Seventy-second); 4.06 to Form 8-K filed May 30, 2013 in 1-10764 (Seventy-third); 4.06 to Form 8-K filed June 4, 2013 in 1-10764 (Seventy-fourth); 4.05 to Form 8-K filed March 14, 2014 in 1-10764 (Seventy-sixth); 4.05 to Form 8-K filed December 9, 2014 in 1-10764 (Seventy-seventh); 4.05 to Form 8-K filed January 8, 2016 in 1-10764 (Seventy-eighth); and 4.05 to Form 8-K filed August 16, 2016 in 1-10764 (Seventy-ninth)).

*4.08
Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (4.38 to Form S-3 in 333-190911-07), as amended by the following Supplemental Indentures (4(f) to Form 8-K filed March 18, 2016 in 1-32718 (First); 4.40 to Form 8-K filed March 24, 2016 in 1-32718 (Second); 4(h) to Form 10-Q for the quarter ended March 31, 2016 in 1-32718 (Fourth); 4.40 to Form 8-K filed May 19, 2016 in 1-32718 (Fifth); 4.40 to Form 8-K filed August 17, 2016 in 1-32718 (Sixth); 4.41 to Form 8-K filed October 4, 2016 in 1-32718 (Seventh); 4.41 to Form 8-K filed May 23, 2017 in 1-32718 (Eighth); and 4.41 to Form 8-K filed March 23, 2018 in 1-32718 (Ninth)).

*4.09
Officer’s Certificate 1-B-1, dated March 18, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of the Collateral Trust Mortgage Bonds, LPFA 2016A Series and Collateral Trust Mortgage Bonds, LPFA 2016B Series (4(e) to Form 8-K filed March 18, 2016 in 1-32718).

*4.10
Officer’s Certificate 2-B-2, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.25% Series (4.39 to Form 8-K filed March 24, 2016 in 1-32718).

*4.12
Officer’s Certificate 4-B-4, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.05% Series (4.39 to Form 8-K filed May 19, 2016 in 1-32718).

*4.13
Officer’s Certificate 6-B-5, dated August 10, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 4.875% Series (4.39 to Form 8-K filed August 17, 2016 in 1-32718).

*4.14
Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended by the following Supplemental Indentures: (7-A-9 in Registration No. 2-6893 (Seventh); (4)(d)15 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Eighteenth); 2-A-8 in Registration No. 2-66612 (Thirty-eighth); 4(b) to Form 10-Q for the quarter ended March 31,1999 in 1-27031 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2008 in 333-148557 (Seventy-sixth); 4(a) to Form 10-Q for the quarter ended September 30, 2009 in 0-20371 (Seventy-seventh); 4.07 to Form 8-K filed October 1, 2010 in 0-20371 (Seventy-eighth); 4.07 to Form 8-K filed July 1, 2014 in 0-20371 (Eighty-first); 4.2 to Form 8-K12B filed October 1, 2015 in 1-32718 (Eighty-second); 4.3 to Form 8-K12B filed October 1, 2015 in 1-32718 (Eighty-third); 4.42 to Form 8-K filed March 24, 2016 in 1-32718 (Eighty-fourth); 4.42 to Form 8-K filed May 19, 2016 in 1-32718 (Eighty-fifth); 4.42 to Form 8-K filed August 17, 2016 in 1-32718 (Eighty-sixth); 4.42 to Form 8-K filed October 4, 2016 in 1-32718 (Eighty-seventh); 4.42 to Form 8-K filed May 23, 2017 in 1-32718 (Eighty-eighth); and 4.42 to Form 8-K filed March 23, 2018 in 1-32718 (Eighty-ninth)).

*4.15
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944 (7(d) in 2-5317), as amended by the following Supplemental Indentures: (7(b) in 2-7408 (First); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Sixth); 2(c) in 2-34659 (Twelfth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-first); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-fifth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-ninth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Forty-second); A-2(a) to Rule 24 Certificate filed April 4, 1996 in 70-8487 (Fifty-first); B-4(i) to Rule 24 Certificate filed January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate filed January 10, 2006 in 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in 1-32718 (Sixty-fifth); 4(e)1 to Form 10-K for the year ended December 31, 2009 in 1-132718 (Sixty-sixth); 4.08 to Form 8-K filed September 24, 2010 in 1-32718 (Sixty-eighth); 4.08 to Form 8-K filed March 24, 2011 in 1-32718 (Seventy-first); 4(a) to Form 10-Q for the quarter ended June 30, 2011 in 1-32718 (Seventy-second); 4.08 to Form 8-K filed July 3, 2012 in 1-32718 (Seventy-fifth); 4.08 to Form 8-K filed December 4, 2012 in 1-32718 (Seventy-sixth); 4.08 to Form 8-K filed May 21, 2013 in 1-32718 (Seventy-seventh); 4.08 to Form 8-K filed August 23, 2013 in 1-32718 (Seventy-eighth); 4.08 to Form 8-K filed June 24, 2014 in 1-32718 (Seventy-ninth); 4.08 to Form 8-K filed July 1, 2014 in 1-32718 (Eightieth); 4.08 to Form 8-K filed November 21, 2014 (Eighty-first); 4.1 to Form 8-K12B filed October 1, 2015 (Eighty-second); 4(g) to Form 8-K filed March 18, 2016 in 1-32718 (Eighty-third); 4.33 to Form 8-K filed March 24, 2016 in 1-32718 (Eighty-fourth); 4.33 to Form 8-K filed August 17, 2016 in 1-32718 (Eighty-sixth); 4.43 to Form 8-K filed October 4, 2016 in 1-32718 (Eighty-seventh); 4.43 to Form 8-K filed May 23, 2017 in 1-32718 (Eighty-eighth); and 4.43 to Form 8-K filed March 23, 2018 in 1-32718 (Eighty-ninth)).

*4.18	Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008 (4(h)2 to Form 10-K for the year ended December 31, 2008 in 0-53134).
*4.19
Officer’s Certificate No. 1-B-1 dated January 27, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 7.125% Series (4(h)3 to Form 10-K for the year ended December 31, 2008 in 0-53134).

*4.20
Officer’s Certificate No. 5-B-4 dated September 7, 2011, supplemental to Indenture, Deed of Trust and Security agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 4.10% Series (4.40 to Form 8-K filed September 13, 2011 in 1-34360).

*4.21
Officer’s Certificate No. 7-B-5 dated May 13, 2014, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 5.625% Series (4.40 to Form 8-K filed May 16, 2014 in 1-34360).

*4.22
Officer’s Certificate No. 8-B-6 dated May 18, 2015, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 5.5% Series (4.40 to Form 8-K filed May 21, 2015 in 1-34360).

*4.23
Officer’s Certificate No. 9-B-7 dated March 8, 2016, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas’s Mortgage Bonds, 2.55% Series (4.40 to Form 8-K filed March 11, 2016 in 1-34360).

*4.24
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended and restated by the Twenty-fourth Supplemental Indenture (4.42 to Form 8-K filed September 25, 2012 in 1-9067).

*4.25	Availability Agreement, dated June 21, 1974, among System Energy Resources, Inc. and certain other System companies (10(b)1 to Form -10-K for the year ended December 31, 2017 in 1-9067).
*4.26	First Amendment to Availability Agreement, dated as of June 30, 1977 (10(b)2 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.27	Second Amendment to Availability Agreement, dated as of June 15, 1981 (10(b)3 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.28	Third Amendment to Availability Agreement, dated as of June 28, 1984 (10(b)4 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.29	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (10(b)5 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.30
Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2012, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as Trustee (10(a)15 to Form 10-K for the year ended December 31, 2012 in 1-11299).

*4.31
Amendment to Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as Trustee (4.25 to Form S-3 in 333-190911-07).

*4.32	Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy Resources, Inc. (10(b)8 to Form -10-K for the year ended December 31, 2017 in 1-9067).
*4.33
First Amendment to Capital Funds Agreement, dated as of June 1, 1989, between Entergy Corporation and System Energy Resources, Inc. (10(b)9 to Form -10-K for the year ended December 31, 2017 in 1-9067).

*4.34
Thirty-seventh Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2012, among Entergy Corporation, System Energy Resources, Inc., and The Bank of New York Mellon, as Trustee (10(a)19 to Form 10-K for the year ended December 31, 2012 in 1-11299).

*4.38	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Corporation debt securities (4.02 to Form S-3 in 333-169315).
**4.39	Form of Supplemental Indenture relating to the Entergy Arkansas, Inc. first mortgage bonds (previously filed as Exhibit 4.37 to Form S-3 in this file).
*4.40
Form of Officer’s Certificate establishing the terms of one or more series of Entergy Louisiana, LLC collateral trust mortgage bonds under the Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (4.39 to Form S-3 in 333-190911-07).

*4.41
Form of Supplemental Indenture relating to collateral trust mortgage bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015 (4.40 to Form S-3 in 333-190911-07).

*4.42
Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended (4.42 to Form S-3 in 333-190911-07).

*4.43	Form of Supplemental Indenture relating to Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended (4.33 to Form S-3 in 333-190911-07).
**4.44
Form of Supplemental Indenture relating to First Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended (previously filed as Exhibit 4.44 to Form S-3 in this file).

*4.45
Form of Supplemental Indenture relating to First Mortgage Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended (4.43 to Form S-3 in 333-190911-07).

*4.48	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Texas, Inc. first mortgage bonds (4.02 to Form S-3 in 333-153442).
**4.49	Form of Officer’s Certificate establishing the terms of one or more series of System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 4.49 to Form S-3 in this file).
**4.50	Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 4.50 to Form S-3 in this file).
*4.51	Form of Assignment of Availability Agreement, Consent and Agreement (4.11 to Form S-3 in 333-156718).
*4.52	Form of Supplementary Capital Funds Agreement and Assignment (4.19 to Form S-3 in 333-156718).
*4.53
Officer’s Certificate 7-B-6, dated September 28, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 2.40% Series (4.40 to Form 8-K filed October 4, 2016 in 1-32718).

*4.54
Officer’s Certificate 8-B-7, dated May 17, 2017, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 3.12% Series (4.40 to Form 8-K filed May 23, 2017 in 1-32718).

*4.55
Officer’s Certificate 10-B-8, dated March 20, 2018, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, dated as of November 1, 2015, establishing the terms of Entergy Louisiana’s Collateral Trust Mortgage Bonds, 4.00% Series (4.40 to Form 8-K filed March 23, 2018 in 1-32718).

4.56	Form of Indenture relating to junior subordinated debentures.
5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation securities.
**5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds (previously filed as Exhibit 5.02 to Form S-3 in this file).
**5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds (previously filed as Exhibit 5.03 to Form S-3 in this file).
**5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.04 to Form S-3 in this file).
**5.05
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.05 to Form S-3 in this file).

**5.06	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC collateral trust mortgage bonds (previously filed as Exhibit 5.06 to Form S-3 in this file).

**5.07
Opinion of Morgan, Lewis & Bockius LLP with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 5.07 to Form S-3 in this file).

**5.08
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 5.08 to Form S-3 in this file).

**5.09
Opinion of Duggins Wren Mann & Romero, LLP, with respect to first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 5.09 to Form S-3 in this file).

**5.10
Opinion of Morgan, Lewis & Bockius LLP with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 5.10 to Form S-3 in this file).

**5.11
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 5.11 to Form S-3 in this file).

**5.12
Opinion of Duggins Wren Mann & Romero, LLP, with respect to first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 5.12 to Form S-3 in this file).

**5.17	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.17 to Form S-3 in this file).
**5.18	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.18 to Form S-3 in this file).
**5.19	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.19 to Form S-3 in this file).
**5.20	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.20 to Form S-3 in this file).
**5.21	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.21 to Form S-3 in this file).
12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation.
*12.02	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. (12(a) to Form 10-Q for the quarter June 30, 2016 in 1-10764).
**12.03
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. for the six months ended June 30, 2016 and June 30, 2015 (previously filed as Exhibit 12.03 to Form S-3 in this file).

*12.04	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (12(b) to Form 10-Q for the quarter ended June 30, 2016 in 1-32718).
**12.05
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC for the six months ended June 30, 2016 and June 30, 2015 (previously filed as Exhibit 12.05 to Form S-3 in this file).

*12.10	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. (12(e) to Form 10-Q for the quarter ended June 30, 2016 in 1-34360).
**12.11
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. for the six months ended June 30, 2016 and June 30, 2015 (previously filed as Exhibit 12.11 to Form S-3 in this file).

*12.12	Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. (12(f) to Form 10-Q for the quarter ended June 30, 2016 in 1-09067).
**12.13
Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. for the six months ended June 30, 2016 and June 30, 2015 (previously filed as Exhibit 12.13 to Form S-3 in this file).

23.01	Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Texas, Inc. and System Energy Resources, Inc.

**23.02	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation securities (included in Exhibit 5.01 hereto).
**23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.02 hereto).
**23.04	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.03 hereto).
**23.05	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.04 hereto).
**23.06
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.05 hereto).

**23.07	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (included in Exhibit 5.06 hereto).
**23.08
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.07 hereto).

**23.09
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.08 hereto).

**23.10
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Indenture of Mortgage dated September 1, 1926 (included in Exhibit 5.09 hereto).

**23.11
Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.10 hereto).

**23.12
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.11 hereto).

**23.13
Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the first mortgage bonds issued under Entergy Louisiana’s Mortgage and Deed of Trust dated as of April 1, 1944 (included in Exhibit 5.12 hereto).

**23.18	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.17 hereto).
**23.19	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.18 hereto).
**23.20	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.19 hereto).
**23.21	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.20 hereto).
**23.22	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.21 hereto).
**24.01	Power of Attorney of certain officers and directors of Entergy Corporation (previously filed - included on pages S-1 and S-2 of original filing in this file).
**24.02
Power of Attorney of certain officers and directors of Entergy Arkansas, Inc. (previously filed - included on pages S-3 and S-4 of the original filing and of Post-Effective Amendment No. 2 in this file).

**24.03
Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (previously filed - included on pages S-5 and S-6 of the original filing and of Post-Effective Amendment No. 2 in this file).

**24.06
Power of Attorney of certain officers and directors of Entergy Texas, Inc. (previously filed - included on pages S-13 and S-14 of the original filing and pages S-9 and S-10 of Post-Effective Amendment No. 2 in this file).

**24.07
Power of Attorney of certain officers and directors of System Energy Resources, Inc. (previously filed - included on pages S-15 and S-16 of the original filing and pages S-11 and S-12 of Post-Effective Amendment No. 2 in this file).

**25.01
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation (previously filed as Exhibit 25.01 to Form S-3 in this file).

**25.02
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of Entergy Arkansas, Inc. Mortgage and Deed of Trust, dated as of October 1, 1944, as amended (previously filed as Exhibit 25.02 to Form S-3 in this file).

**25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of Entergy Arkansas, Inc. Mortgage and Deed of Trust, dated as of October 1, 1944, as amended (previously filed as Exhibit 25.03 to Form S-3 in this file).

**25.04
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture, dated as of November 1, 2015, as amended (previously filed as Exhibit 25.04 to Form S-3 in this file).

**25.05
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture of Mortgage dated September 1, 1926, as amended (previously filed as Exhibit 25.05 to Form S-3 in this file).

**25.06
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Mortgage and Deed of Trust dated as of April 1, 1944, as amended (previously filed as Exhibit 25.06 to Form S-3 in this file).

**25.09
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Texas, Inc. Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, as amended (previously filed as Exhibit 25.09 to Form S-3 in this file).

**25.10
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of System Energy Resources, Inc. Mortgage and Deed of Trust, dated as of June 15, 1977, as amended (previously filed as Exhibit 25.10 to Form S-3 in this file).

++25.11	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 related to the junior subordinated debentures.

___________________

*	Incorporated by reference.

**	Previously filed in this registration statement.

+	To be filed by an amendment or pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

++	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 4, 2018.

ENTERGY CORPORATION
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Leo P. Denault	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 4, 2018

*
Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2018

John R. Burbank	Director	May 4, 2018

*
Patrick J. Condon	Director	May 4, 2018

*
Kirkland H. Donald	Director	May 4, 2018

*
Philip L. Frederickson	Director	May 4, 2018

*
Alexis M. Herman	Director	May 4, 2018

*
Stuart L. Levenick	Director	May 4, 2018

*
Blanche L. Lincoln	Director	May 4, 2018

*
Karen A. Puckett	Director	May 4, 2018
* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 4, 2018.

ENTERGY ARKANSAS, INC.
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Richard C. Riley	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 4, 2018

*
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 4, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2018

*
Paul D. Hinnenkamp	Director	May 4, 2018

*
Roderick K. West	Director	May 4, 2018

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 4, 2018.

ENTERGY LOUISIANA, LLC

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Phillip R. May, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 4, 2018

*
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 4, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2018

*
Paul D. Hinnenkamp	Director	May 4, 2018

*
Roderick K. West	Director	May 4, 2018

* By:     /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 4, 2018.

ENTERGY TEXAS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Sallie T. Rainer	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 4, 2018

*
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 4, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2018

*
Paul D. Hinnenkamp	Director	May 4, 2018

*
Roderick K. West	Director	May 4, 2018

* By:      /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 4, 2018.

SYSTEM ENERGY RESOURCES, INC.

By:	/s/ Steven C. McNeal Steven C. McNeal Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Roderick K. West	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 4, 2018

*
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 4, 2018

*
Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2018

*
A. Christopher Bakken, III	Director	May 4, 2018

/s/ Steven C. McNeal Steven C. McNeal	Director	May 4, 2018

* By:     /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact